UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest reported)	January 30, 2012

OCULUS VISIONTECH INC. (formerly USA VIDEO INTERACTIVE CORP.)
(Exact name of registrant as specified in its chapter)
WYOMING	0-29651	06-15763-91
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)
#507, 837 West Hastings Street, Vancouver, BC	V6C 3N6
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code	(604) 685-1017

1224 Mill Street, Bldg 2 – Suite 117, East Berlin, CT 06023
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
( ) Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

( ) Pre commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 – Corporate Governance and Management

Item 5.02

Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the annual and special meeting of shareholders held on December 30, 2011, the shareholders elected Tom Perovic and Ron Wages as new directors of the Company.  Anton J. Drescher and Rowland Perkins were re-appointed as directors.

Tom Perovic, age 58, has over 30 years of experience in high technology management, from research and development to high-level and top development and executive positions in businesses including automotive (vision based real time driver assistance applications), electronics (embedded hardware, imaging/video processing based products), software (real time, streaming content - movie watermarking products for the entertainment industry, machine vision 2D signal processing algorithms, IP based video communications), PCB production/development equipment, professional video (TV broadcasting), Internet imaging, security video surveillance, contract manufacturing, material handling/logistics and production/distribution.  He has been General Manager of Magna International Inc. since 2006, where he is responsible for restructuring since a takeover, P/L, development strategy, operational team building and leadership.

Ron Wages, age 47, is an innovative and results-driven corporate professional with an impressive 20 year record of success in delivering record profit growth in multiple markets worldwide.  He is the founder and has been Chief Executive Officer of Vagues Solid State Lighting, a manufacturer of LED based lighting, since January 2009  As Chief Executive Officer, he developed the business strategy and full business plan including sales goals, market research, expense budgets and P&L plan.  Previously, he was President and General Manager of MEMScAP Inc./JDS Uniphase, a public company in the semiconductors industry.  He managed the day-to-day operations for sales, marketing, manufacturing, legal and finance.  Mr. Wages has a B.S. in Electrical Engineering from the University of Maryland College Park and an MBA (Honours) from the University of Houston Executive MBA Program.

Effective as of the shareholders meeting Edwin Molina stepped down as Chief Executive Officer and a director of the Company and Rowland Perkins was appointed as President Chief Executive Officer, effective December 30, 2011.

Mr. Perkins, age 57, has been President and a director of eBackup Inc., of Calgary, Alberta, since 2001.  He was previously Alberta Regional Manager of Securitinet Storage Solutions from 1999 to 2001.  Mr. Perkins has served as a director of Corvus Gold, Inc. (KOR – TSX) since August 2010 and as a director of Strikepoint Gold Inc. (SKP – TSX.V) since September 2011.

There are no family relationships between the directors and officers.  There are no material plans, contracts or arrangements with the directors and officers.

Item 5.03

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Registrant completed the alteration of its share capital by way of a reverse stock split on a fifteen old for one new common share basis, reducing the Registrant’s authorized share capital from 500,000,000 common shares without par value to 33,333,333 common shares without par value ("reverse stock split"), and the issued and outstanding common shares from 191,596,371 to 12,773,091 common shares issued and outstanding; completed a subsequent alteration of the Registrant’s share capital by increasing its authorized capital from 33,333,333 common shares without par value to 500,000,000 common shares without par value; and changed its name from "USA Video Interactive Corporation" to "Oculus VisionTech Inc." (collectively, the "Transaction").

The shareholders of the Registrant approved the Transaction at the annual and special meeting of shareholders held December 30, 2011.

The purpose of the reverse stock split is to allow flexibility in the Registrant’s capital structure and financing plans in the future as a decreased number of issued shares may make the Registrant more attractive to prospective investors.  The change of name provides a distinct new name for the consolidated shares of the Registrant.

Item 5.07

Submission of Matters to a Vote of Security Holders

At the annual and special meeting of shareholders held on December 30th, 2011 the shareholders approved the following:

●	Set number of directors at five
	Voted for:	48,755,243	Voted Against:	1,045,107
●	Appointment of Anton J. Drescher, Maurice Loverso, Rowland Perkins, Tom Perovic and Ron Wages as directors
	Voted For	48,216,811	Withhold Vote:	1,605,878
●	Appointment of Killman, Murrell & Company P.C. as auditor
	Voted For	48,811,050	Withhold Vote:	1,531,900
●	Adoption of the 2011 Stock Option Plan
	Voted for:	44,112,715	Voted Against:	5,555,740
●

A reverse stock split on a one for fifteen basis by consolidating all of the currently authorized share capital of 500,000,000 common shares, of which 191,596,371 common shares are issued and outstanding, into an authorized share capital of 33,333,333 common shares, of which 12,773,091 common shares will be issued and outstanding

	Voted for:	41,340,214	Voted Against:	9,327,766
●	A subsequent alteration of the share capital of the Company by increasing the authorized capital of the Company to 500,000,000 common shares
	Voted for:	43,008,815	Voted Against:	5,187,942
●	A change of name to “Oculus VisionTech Inc.”
	Voted for:	47,403,768	Voted Against:	2,372,730

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

Exhibit 99.1

Articles of Amendment to Articles of Incorporation dated January 10, 2012

Exhibit 99.2

Certificate of Name Change dated January 30, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCULUS VISIONTECH INC.

Date :  May 11, 2012

By :

/s/  Anton J. Drescher

Anton J. Drescher,

Corporate Secretary